EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Macerich Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rules 457(c) and 457(h)	5,200,000	$ 9.43	$49,036,000	0.00011020	$ 5,403.77

Total Offering Amounts					$ 49,036,000		$ 5,403.77

Total Fee Offsets							$ --

Net Fee Due							$ 5,403.77

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Macerich Company (the “Company”) as may be required pursuant to The Macerich Company 2003 Equity Incentive Plan, as amended and restated (together with previous versions of such plan, the “Plan”) in the event of a stock split, stock dividend, recapitalization or similar transactions.

(2)

The Company previously filed (i) a Registration Statement on Form S-8 (File No. 333-108193) on August 25, 2003 registering the issuance of 6,000,000 shares of Common Stock under the Plan, (ii) a Registration Statement on Form S-8 (File No. 333-161371) on August 14, 2009 registering the issuance of 6,800,000 shares of Common Stock under the Plan and (iii) a Registration Statement on Form S-8 (File No. 333-211816) on June 3, 2016 registering the issuance of 6,000,000 shares of Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of an additional 5,200,000 shares of Common Stock approved for issuance under the Plan at the Annual Meeting of Stockholders of the Company held on May 31, 2023.

(3)

Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of shares of the Company’s Common Stock as reported on the New York Stock Exchange on May 30, 2023.